SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 15, 2006

TII NETWORK TECHNOLOGIES, INC. (Exact Name of Registrant as Specified in Charter)

DELAWARE (State of Incorporation)

1-8048	66-0328885

(Commission File No.)	(IRS Employer Identification No.)

1385 Akron Street, Copiague, New York	17266
(Address of Principal Executive Offices)	(Zip Code)

(631) 789-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

        On November 15, 2006, the Company issued a press release announcing its results of operations for the three months and nine months ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.01 to this Report and is incorporated herein by reference.

        The foregoing information, including Exhibit 99.01 and the information therefrom incorporated herein by reference, is being furnished, and shall not be deemed “filed,” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        The Company’s Board of Directors elected Jennifer E. Katsch as Vice President of Finance and Treasurer and Chief Financial Officer of the Company effective November 16, 2006. Ms. Katsch, 30, served as the Senior Manager of Financial Reporting for NBTY, Inc., a manufacturer, marketer and retailer of nutritional supplements, from March 2006 until she joined the Company in November 2006. Prior thereto, Ms. Katsch was employed by KPMG LLP, a registered independent public accounting firm, from 1996 until March 2006, most recently serving as Audit Senior Manager on clients in the information, communications and entertainment industry. Kenneth A. Paladino, the Company’s President and Chief Executive Officer, will no longer serve as the Company’s Chief Financial Officer.

        Ms. Katsch was never a member of KPMG’s audit engagement team for the Company. Ms. Katsch has advised the Company that she does not influence KPMG’s operations or financial policies, has no capital balance in KPMG and has no financial arrangement with KPMG other than one providing for a regular payment of a fixed amount (which is not dependent upon the revenues, profits or earnings of KPMG) pursuant to a fully-funded retirement plan.

        In connection with Ms. Katsch’s employment with the Company, the Company entered into a letter agreement dated October 18, 2006 with Ms. Katsch setting forth the terms of employment which provide for her to receive, among other things, an incentive bonus of $10,000 upon joining the Company and a salary of $145,000 per annum. In addition Ms. Katsch was granted an option, under the Company’s 1998 Stock Option Plan, effective November 13, 2006, the day Ms. Katsch joined the Company, to purchase an aggregate of 55,000 shares of the Company’s Common Stock at an exercise price equal to $2.57, the average of the highest and lowest sales prices of the Company’s Common Stock on such day. This option has a term of 10 years and is exercisable as to 20% of the number of shares subject to the option in each annual period, on a cumulative basis, commencing November 13, 2007.

        All officers of the Company are elected annually by the Company’s Board of Directors and hold office until their respective successors are elected and qualified. Officers may be removed at any time by the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

99.01	Press Release dated November 15, 2006, concerning the Company's results of operations for the three and nine months ended September 30, 2006.

99.02	Letter Agreement, dated October 18, 2006, between the Company and Jennifer E. Katsch.

99.03	Press Release dated November 20, 2006, concerning the appointment of Jennifer E. Katsch as an executive officer of the Company.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 20, 2006	TII NETWORK TECHNOLOGIES, INC By: /s/ Kenneth A. Paladino Kenneth A. Paladino, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number

99.01	Press Release dated November 15, 2006, concerning the Company's results of operations for the three and nine months ended September 30, 2006.

99.02	Letter Agreement, dated October 18, 2006, between the Company and Jennifer E. Katsch.

99.03	Press Release dated November 20, 2006, concerning the appointment of Jennifer E. Katsch as an executive officer of the Company.